EX-10.18
                        INDEMNIFICATION AGREEMENT



March 30, 2001


Farber & Hass LLP
741 South A Street
Oxnard CA 93030

Dear Sirs:

In connection with the audit of our financial statements for the two years ended June 30, 2000, we are aware of the following commitments that may or may not have been made by the prior management of Platforms Wireless International Corporation (the "Company)":

(1) We are aware that prior management of the Company may have made commitments to individuals or companies to issue stock for services or monies. As of the date of this letter, we are not aware of any such commitments that are not reflected in the audited financial statements at June 30, 2000.

(2) We are aware that prior management of the Company may have made commitments to individuals or companies to compensate them for past services or goods. As of the date of this letter, we are not aware of any such commitments that are not reflected in the audited financial statements at June 30, 2000.

We agree to indemnify the Company should any such commitment be determined to be a legal claim for stock or services that is due to an individual or company as of June 30, 2000.


/s/  William C. Martin
William C. Martin


/s/  Charles Nelson
Charles Nelson